Exhibit 14

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Form F-3 (Nos 33-27604, 033-80246, 333-11458, 333-71438, 333-105463 and 333-106497) and Form S-8 (Nos 33-89814, 333-07040 and 333-08500) of AEGON N.V. and in the related Prospectuses, of our report dated March 11, 2004 with respect to the consolidated financial statements and schedules of AEGON N.V. included in this Annual Report (Form 20-F) for the year ended December 31, 2003.

Ernst & Young Accountants

The Hague, The Netherlands

March 30, 2004

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